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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 3, 2004
Date of Report (Date of earliest event reported)

INCOME GROWTH PARTNERS, LTD. X,
A CALIFORNIA LIMITED PARTNERSHIP

(Name of registrant as specified in its charter)

CALIFORNIA	0-18528	33-0294177
(State of organization)	(Commission file	(I.R.S. Employer
	number)	Identification No.)

11230 Sorrento Valley Road, Suite 220,
San Diego, California, 92121	(858) 457-2750
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Table of Contents

Item 2. Acquisition or Disposition of Assets

On March 3, 2004, IGP X Mission Park Associates, L.P., a California limited partnership and a wholly-owned subsidiary of Income Growth Partners, Ltd. X, a California limited partnership, closed the sale of that certain 264 unit apartment complex located at 201-230 Woodland Parkway, San Marcos, California, known as Mission Park, to Pacifica Enterprises, LLC, a California limited liability company, for a cash purchase price of $36,000,000. To the knowledge of Income Growth Management, Inc., the general partner of Income Growth Partners, Ltd. X, there is no material relationship between Pacifica Enterprises, LLC and IGP X Mission Park Associates, L.P. or Income Growth Partners, Ltd. X, or any of their general partners, officers or affiliates.

Item 7. Financial Statements and Exhibits

(b)	Pro Forma financial information.

The required pro forma financial information will be provided by amendment to this Form 8-K not later than May 17, 2004.

(c)	Exhibits.

10.1	Purchase and Sale Agreement and Escrow Instructions by and between IGP X Mission Park Associates, L.P. and Pacifica Enterprises, LLC dated effective as of December 2, 2003.

10.2	First Amendment to Purchase and Sale Agreement and Escrow Instructions by and between IGP X Mission Park Associates, L.P. and Pacifica Enterprises, LLC dated effective as of February 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2004

INCOME GROWTH PARTNERS, LTD. X,
A CALIFORNIA LIMITED PARTNERSHIP

	By:	Income Growth Management, Inc.,
a California corporation, its General Partner

		By:	/s/ David W. Maurer

David W. Maurer, President